Exhibit 10.1

AMENDMENT NUMBER SIX (REMEDIAL AMENDMENT) TO THE
LOWE’S 401(k) PLAN

This Amendment Number Six to the Lowe’s 401(k) Plan, as amended and restated effective February 3, 2007 (the “Plan”), is adopted by Lowe’s Companies, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company currently maintains the Plan; and

WHEREAS, the Company has applied for a determination from the Internal Revenue Service (the “IRS”) that the Plan is qualified under Section 401(a) of the Internal Revenue Code, and the IRS has requested that certain amendments be made to the Plan as a condition to issuing such determination; and

WHEREAS, this Amendment incorporates the IRS requested amendments to the Plan; and

WHEREAS, under Section 15 of the Plan, the Company may amend the Plan in whole or in part at any time;

NOW, THEREFORE, the Company hereby amends the Plan effective as of January 1, 2009, as follows:

1.           The effective date of the amendment to the definition of “Statutory Compensation” that was made to the Plan in Amendment Number Three dated June 16, 2009 shall be changed to January 1, 2009.

2.           Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS HEREOF, the Company has adopted this Amendment Number Six to the Plan effective as of the effective date set forth above.

LOWE’S COMPANIES, INC.

By:  ____________________________________________________
Marshall A. Croom, Senior Vice President & Chief Risk Officer

Chairman, Administrative Committee of Lowe’s Companies, Inc.

_______________________________________________________
Date